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                                                                   Exhibit 10.44


                                                                  EXECUTION COPY



            FIRST AMENDMENT dated as of April 7, 1997 (the "Amendment") to LOAN AND SECURITY AGREEMENT dated as of December 19, 1995 (the "Loan Agreement") between CULVER CITY COMPOSITES CORPORATION, a Delaware corporation, formerly known as AMT Sub, Inc. (the "Borrower") and LASALLE BUSINESS CREDIT, INC. ("LaSalle"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

            WHEREAS, the Borrower has requested that LaSalle consider (i) increasing the amount of the Total Credit Facility by extending a new term loan to the Borrower and establishing a subline of credit available to the Borrower for the purpose of financing its capital expenditure needs and (ii) modifying the Loan Agreement so as to decrease the interest rate margin applicable to the Loans; and

            WHEREAS, LaSalle has consented to the foregoing request, on the terms and subject to the fulfillment of the conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION ONE.  NEW TERM LOAN.

            (a) On the First Amendment Closing Date, LaSalle agrees to make a term loan to the Borrower in the original principal amount of Seven Hundred Twenty-Seven Thousand Dollars ($727,000). Principal payable on account of such term loan shall be payable in successive monthly installments (i) payable on the first day of each month, the first of which installments shall be due and payable on the first day of May, 1997 and (ii) based on an amortization schedule consisting of sixty (60) equal and level payments. Proceeds of such term loan shall be disbursed first by application thereof against the unpaid principal balance of the Term Loan outstanding as of the First Amendment Closing Date and the aggregate amount of accrued and unpaid interest on the Term Loan through and including the day immediately preceding the First Amendment Closing Date and second by wire transfer of the remaining proceeds as the Borrower shall direct LaSalle in writing.

            (b) The Borrower warrants and represents that (i) as of April 7, 1997, the outstanding principal balance of the Term Loan made by LaSalle to it on the Closing Date equals $410,666.56 and (ii) the aggregate amount of accrued and unpaid interest on the Term Loan through and including April 6, 1997 equals $684.42.

            (c) The Borrower agrees to execute and deliver to LaSalle, concurrently with the execution and delivery of this Amendment, a promissory note in the form of Exhibit A to this Amendment. Such promissory note shall (i) be in the amount of $727,000, and (ii) evidence the aggregate amount of the original principal indebtedness owing by the Borrower to LaSalle





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pursuant to the term loan made by LaSalle to it on the First Amendment Closing
Date. Upon the execution and delivery by the Borrower to the Lender of this Amendment, such promissory note and any other documents or instruments to be executed or delivered in connection with this Amendment, and the consummation of the transactions contemplated to occur hereunder, the Lender shall return the Term Note to the Borrower, marked "cancelled and paid in full."

            SECTION TWO. AMENDMENT. Upon the fulfillment of the conditions set forth in Section Four hereof, the Loan Agreement shall be and is hereby amended as follows:

            (a) PARAGRAPH 1. DEFINITIONS. Paragraph 1(a) is amended by (i) adding thereto in the appropriate alphabetical order each of the terms "Agreement", "Amendment", "Asset Purchase Agreement", "Capex Facility Termination Date", "Capex Loans", "Capex Loan Commitment", "Capex Note", "First Amendment Closing Date", "First Amendment Term Loan", "Grafalloy", and the definitions thereof, as hereinafter provided and (ii) deleting the definitions of the following terms in their entireties and substituting the definitions set forth below in lieu thereof: "Loan" or "Loans", "Note", "Term Note", and "Total Credit Facility":

            "Agreement" means the Loan Agreement (including all Schedules and Exhibits annexed thereto) dated as of December 19, 1995, between LaSalle Business Credit, Inc. and AMT Sub Inc., now known as Culver City Composites Corporation, as the same may hereafter be further amended, modified, supplemented or restated from time to time.

            "Amendment" means the First Amendment to the Agreement, dated as of April 7, 1997.

            "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of February 27, 1997, among AMT, Grafalloy, as purchaser, Grafalloy, L.P., a Delaware limited partnership, as seller, and Grafalloy, Inc.

            "Capex Facility Termination Date" has the meaning specified in paragraph 2(d) hereof.

            "Capex Loans" has the meaning specified in paragraph 2(d) hereof.

            "Capex Loan Commitment" shall mean the sum of $1,000,000.

            "Capex Note" shall mean the promissory note in the original principal amount of $1,000,000 executed by the Borrower to the order of LaSalle, dated as of the First Amendment Closing Date.

            "First Amendment Closing Date" means the date upon which the last of the events, the fulfillment of each of which is a condition precedent to the effectiveness of the Amendment, shall have occurred.





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            "First Amendment Term Loan" shall have the meaning specified in paragraph 3(a) hereof.

            "Grafalloy" shall mean Grafalloy Corporation, formally known as Grafalloy Acquisition Corporation, a Delaware corporation, 100% of the issued and outstanding shares of capital stock of which is owned beneficially and of record by AMT.

            "Loan or "Loans" shall mean any and all Revolving Loans, the Term Loan, the First Amendment Term Loan and the Capex Loans made by LaSalle pursuant to paragraphs 2, 3 and 4 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of the Borrower hereunder.

            "Note" shall mean the Revolving Note, the Term Note and the Capex Note.

            "Term Note" shall mean, initially, the promissory note payable to the order of LaSalle and dated as of the Closing Date, evidencing the Term Loan made by LaSalle to the Borrower on the Closing Date, and on and after the First Amendment Closing Date, shall mean the promissory note payable to the order of LaSalle and dated as of the First Amendment Closing Date, evidencing the original principal amount of the First Amendment Term Loan.

            "Total Credit Facility" means the sum of $6,167,000.

            (b) PARAGRAPHS 2(d) AND 2(e). New paragraphs 2(d) and 2(e) are added to read as follows:

                          "(d)    Commencing on the First Amendment Closing
            Date and through that date which is one year from the date that LaSalle shall have made the first Capex Loan (the "Capex Facility Termination Date"), LaSalle shall make revolving loans and advances for capital expenditures ("Capex Loans") to the Borrower as the Borrower shall from time to time request in accordance with the terms of paragraph 2(e) hereof, the proceeds of which Capex Loans will be used to finance the Borrower's purchase of Equipment to be used in the Borrower's business. The aggregate unpaid principal amount of all Capex Loans outstanding at any one time made to the Borrower shall not exceed the Capex Loan Commitment. If at any time the outstanding principal balance of the Capex Loans made to the Borrower exceeds the Capex Loan Commitment, then, without the necessity of a demand by LaSalle, the Borrower shall pay to LaSalle, within not more than two (2) Business Days' after LaSalle's notice to the Borrower of such excess, such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment against the outstanding principal balance of the Capex Loans. Principal payable on account of all Capex Loans outstanding as of the Capex Facility Termination Date shall be payable in successive monthly installments (i) payable on the first day of each month, the first of which installments shall be due and payable on the first day of the month immediately following the Capex Facility Termination Date and (ii) based on an amortization





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            schedule consisting of sixty (60) equal and level principal payments; provided, however, that the entire unpaid principal balance of the Capex Loans shall be due and payable in full upon the expiration of the Original Term of this Agreement, and provided further that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then the final installment due and payable upon the expiration of the Original Term or upon the expiration of the Renewal Term, as the case may be, shall not be due and instead, commencing on the day such final installment would otherwise have been due and payable, the Borrower shall pay during the ensuing Renewal Term eleven (11) monthly installments, each of which shall be in an amount equal to the amount of each installment of principal of the Capex Loans payable during the Original Term, followed by a final installment payable upon the expiration of the Renewal Term, in an amount equal to the then unpaid principal balance of the Capex Loans. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Capex Loans, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or the Borrower elects to terminate this Agreement as of the end of any such term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement."

                          "(e)    Each Capex Loan to the Borrower shall be in a
            principal amount not greater than eighty-five percent (85%) of the purchase price of the Equipment to be purchased with the proceeds of such Capex Loan; provided, however, that for purposes of calculation thereof, the purchase price of such Equipment shall not include the related costs of freight, shipping and installation and sales or other related taxes. If the Borrower sells, transfers or otherwise disposes of any Equipment purchased with the proceeds of a Capex Loan, the Borrower shall pay to LaSalle a sum equal to the net cash proceeds received by the Borrower from any such disposition (unless otherwise specifically provided herein or otherwise agreed to by LaSalle), as and when received by the Borrower and as a mandatory prepayment of all Capex Loans, to be applied (i) if received prior to the Capex Facility Termination Date, pro rata against the then unpaid principal balance of each such Capex Loan then outstanding and (ii) if received on or after the Capex Facility Termination Date, pro rata against the last maturing installments of principal of each such Capex Loan then outstanding, in the inverse order of such installments (or, at LaSalle's option, such of the other Liabilities of the Borrower as LaSalle may elect)."

            (c) PARAGRAPH 3. Paragraph 3 is amended in its entirety to read as follows:

                          "3.     TERM LOANS.  (a)  On the Closing Date,
            LaSalle shall make a term loan to the Borrower in the original principal amount of Five Hundred Sixty Thousand Dollars ($560,000) (the "Term Loan"). On the First Amendment Closing Date, LaSalle shall make a term loan to the Borrower in the original





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            principal amount of Seven Hundred Twenty-Seven Thousand Dollars
            ($727,000) (the "First Amendment Term Loan"), the initial portion of the proceeds of which shall be used to pay and satisfy in full the unpaid principal balance of, and all accrued and unpaid interest on, the Term Loan. Principal payable on account of the Term Loan and the First Amendment Term Loan shall be payable in successive monthly installments (i) payable on the first day of each month, the first of which installments shall be due and payable, in the case of the Term Loan, on the first day of the month immediately following the month during which the Closing Date occurs and in the case of the First Amendment Term Loan, on the first day of May, 1997 and (ii) based on an amortization schedule consisting of sixty (60) equal and level principal payments, provided, however, that the entire unpaid principal balance of the First Amendment Term Loan shall be due and payable in full upon the expiration of the Original Term of this Agreement and provided further that in the event that the Original Term of this Agreement is initially or subsequently renewed in accordance with paragraph 12 hereof, then the final installment due and payable in respect of the First Amendment Term Loan upon the expiration of the Original Term or upon the expiration of the Renewal Term, as the case may be, shall not be due and instead, commencing on the day such final installment would otherwise have been due and payable, the Borrower shall pay during the ensuing Renewal Term eleven (11) monthly installments, each of which shall be in an amount equal to the sum of the amount of each installment of principal of the First Amendment Term Loan payable during the Original Term, followed by a final installment payable upon the expiration of the Renewal Term, in an amount equal to the then unpaid principal balance of the First Amendment Term Loan. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the First Amendment Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of
            (i) the last day of the Original Term or the last day of any Renewal Term, if either LaSalle or the Borrower elects to terminate this Agreement as of the end of any such term and (ii) the acceleration of the Liabilities pursuant to paragraph 17 of this Agreement. The original principal amount of the First Amendment Term Loan shall be evidenced by a promissory note payable by the Borrower to LaSalle and shall be in the form of Exhibit A to the Amendment."

                          "(b)    If the Borrower sells any Equipment, other
            than Equipment purchased with the proceeds of Capex Loans, or if any of the Collateral is damaged, destroyed or taken by condemnation, the Borrower shall pay to LaSalle, unless otherwise specifically provided herein or otherwise agreed to by LaSalle, as and when received by the Borrower and as a mandatory prepayment the First Amendment Term Loan, to be applied pro rata against the last maturing installments of principal thereof, in the inverse order thereof (or, at LaSalle's option, such of the other Liabilities of the Borrower as LaSalle may elect), a sum equal to the proceeds received by the Borrower from (i) such sale or (ii) such





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            damage, destruction or condemnation, provided, however, that without LaSalle's consent, unless and until an Event of Default has occurred and is continuing:

                                  (i)  obsolete or worn out Equipment, other
                          than Equipment purchased with the proceeds of Capex Loans, may be sold or otherwise disposed of by the Borrower and the proceeds thereof may be retained by the Borrower, so long as LaSalle shall have received at least five (5) Business Days prior written notice of any such sale or disposition and the fair market value of any such Equipment sold or otherwise disposed of in any single transaction is less than $50,000, and the fair market value, in the aggregate, of all such Equipment sold or otherwise disposed of by the Borrower during any twelve-month period is less than $100,000; and

                                  (ii)  proceeds of Equipment arising from the
                          damage, destruction or condemnation thereof, may be retained by the Borrower and used by the Borrower to repair, restore or replace such Equipment, so long as
                          (A) LaSalle shall have received prompt written notice of any such damage, destruction or condemnation as well as prompt written notice of the Borrower's receipt of any such proceeds and (B) the fair market value of any such Equipment damaged, destroyed or condemned in any single incident is less than $100,000, and the fair market value, in the aggregate, of all such Equipment damaged, destroyed or condemned during any twelve-month period is less than $100,000."

            (d) PARAGRAPH 5(a). Paragraph 5(a) is amended in its entirety to read as follows:

                          "(a)  Rates of Interest.  Interest accrued on the
            Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate the maturity and payment of the Liabilities, or (iii) termination of this Agreement pursuant to paragraph 12 hereof.
            From the Closing Date through and including the day preceding the First Amendment Closing Date, interest shall accrue on the principal amount of the Revolving Loans outstanding at the end of each day and the unpaid principal balance of the Term Loan outstanding at the end of each day, in each case at a fluctuating rate per annum equal to one and one-half per cent (1 1/2%) above the Prime Rate. On and after the First Amendment Closing Date, interest shall accrue on the principal amount of the Revolving Loans outstanding at the end of each day, and on the unpaid principal balance of the First Amendment Term Loan and each Capex Loan outstanding at the end of each day at a fluctuating rate per annum equal to one per cent (1%) above the Prime Rate. The rate of interest payable on all Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the





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            Prime Rate occurs.  Upon and after the occurrence of an Event of
            Default, and during the continuation thereof, the principal amount of all Loans shall bear interest on demand at a rate per annum equal to the rate of interest then in effect hereunder plus two percent (2%)."

            (e) PARAGRAPHS 6(a) AND (b). Paragraphs 6(a) and (b) are amended in their entirety to read as follows:

                          "(a)  Loan Requests.  A request for a Revolving Loan
            shall be made or shall be deemed to be made and a request for a Capex Loan shall be made, each in the following manner: (i) the Borrower shall give LaSalle, in the case of a Revolving Loan, same day notice, no later than 11:30 A.M. (Chicago time) of such day, of its intention to borrow such Revolving Loan and, in the case of a Capex Loan, at least two (2) Business Days notice of its intention to borrow a Capex Loan, in which notice the Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, and in the case of a notice for a Capex Loan, a statement of the purpose for the Capex Loan together with documentation substantiating the purchase or commitment to purchase Equipment or the making of or the commitment to make the capital expenditures, which documentation shall be satisfactory to LaSalle in its sole discretion; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other Liability, shall be deemed irrevocably to be a request for a Revolving Loan on the due date thereof in the amount required to pay such interest or other Liability. As an accommodation to the Borrower, LaSalle may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle by the Borrower. Unless the Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications from the Borrower, LaSalle shall have no liability to the Borrower for any loss or damage suffered by the Borrower as a result of LaSalle's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by the Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each notice of borrowing shall be irrevocable by and binding on the Borrower. Any Capex Loan shall be in the minimum amount of $50,000."

                          "(b)  Disbursement.  The Borrower hereby irrevocably
            authorizes LaSalle to disburse the proceeds of each Revolving Loan requested, or deemed to be requested, by the Borrower and each Capex Loan requested by the Borrower, as follows: (i) the proceeds of each Revolving Loan and each Capex Loan requested under paragraph 6(a)(i) shall be disbursed by LaSalle in lawful money of the United States of America in immediately available funds, in the case of the initial





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            borrowing, in accordance with the terms of the written disbursement letter from the Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by the Borrower and LaSalle from time to time, or elsewhere if pursuant to a written direction from the Borrower; and (ii) the proceeds of each Revolving Loan deemed to have been requested under paragraph 6(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other Liability."

            (f) PARAGRAPH 12(c). New Paragraph 12(c) is added to read as follows:

                          "(c)    Borrower shall make a mandatory prepayment of
            the unpaid principal balance of all Loans, together with a payment of the accrued and unpaid interest thereon, which prepayment and payment shall be due and payable on the date, if any, of prepayment by Grafalloy of the obligations owing by it to LaSalle, pursuant to paragraph 12(b) of the Loan and Security Agreement between them dated as of April 7, 1997."

            (g) PARAGRAPH 14(b). Clause (ii) of Paragraph 14(b) is amended in its entirety to read as follows:

                          "(ii) no later than ninety (90) days after the end of
            each of the Parent's fiscal years, annual financial statements of the Parent and its Subsidiaries on a consolidated basis certified by independent certified public accountants selected by the Parent and reasonably satisfactory to LaSalle, together with such accountants' "management letter;".

            (h) PARAGRAPH 14(j). Paragraph 14(j) is amended to read in its entirety as follows:

                          "(j)    Except for the Merger, Borrower shall not
            enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets; provided, however, that Borrower may merge with Grafalloy, upon the prior written consent of LaSalle, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of LaSalle, which consent shall not be unreasonably withheld or delayed, Borrower shall not create any new Subsidiary or Affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock. Borrower shall not enter into any transaction outside the ordinary course of Borrower's business".





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            (i)           PARAGRAPH 14(l).  Paragraph 14(l) is amended to read
in its entirety as follows:

                          "(l)    Borrower shall not make any investment in, or
            make any loan, advance, capital contribution or transfer of property to, any Person, whether in cash, securities or other property of any kind, other than direct obligations of the United States or interest-bearing demand or time deposits insured by the Federal Deposit Insurance Corporation or similar federal insurance program or publicly traded obligations of LaSalle, ABN AMRO Bank N.V. or any other subsidiary of ABN AMRO Bank N.V. except that Borrower may make loans or advances in the ordinary course of business to Grafalloy, so long as such loans and advances are made at arm's length and on fair and reasonable terms";

            (j) PARAGRAPH 14(m). Paragraph 14(m) is amended to read in its entirety as follows:

                          "(m) Except on account of the Merger or to effectuate
            the change of corporate name permitted under Paragraph 13(m)(iii) hereof, without prior written notice to LaSalle, Borrower shall not make any material change in its organizational documents; provided, however, that Borrower shall not make any change to its organizational documents that would adversely affect, or would be reasonably likely to adversely affect, LaSalle. Borrower shall not change its fiscal year;".

            (k) PARAGRAPH 14(o)(iv). Paragraph 14(o)(iv) is amended in its entirety to read as follows:

                          "(iv)   Capital Expenditures.  Other than Capital
            Expenditures the acquisition of which shall have been financed, Borrower shall not make any Capital Expenditures of an aggregate amount of more than $600,000 during any fiscal year."

            (l) SCHEDULES. Exhibit A, the Schedule of Equipment, Schedules 1(a), 13(i), 13(q) and 13(s) are amended to read in their entirety as set forth in Exhibit A, the Schedule of Equipment, Schedules 1(a), 13(i), 13(q) and 13(s) hereto, respectively.

            SECTION THREE. CONDITIONS PRECEDENT. This Amendment shall become effective on the date when all of the following conditions, the fulfillment of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by LaSalle.

            (a) LaSalle shall have received fully executed counterparts or originals of each of the following agreements, instruments, opinions, certificates and documents:

                          (i)     the Term Note, in the form of Exhibit A
hereto;





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
                          (ii) the Capex Note, in the form of Exhibit B hereto;

                          (iii) the Reaffirmation of Guaranty of AMT in the form of Exhibit C hereto;

                          (iv) the opinion of the law firm of Foley, Hoag & Eliot LLP in form and substance satisfactory to LaSalle;

                          (v) a Certificate of the Secretary of the Borrower (A) relating to the adoption of the resolutions of the Borrower's Board of Directors approving the First Amendment and the other documents executed or delivered in connection therewith and (B) certifying that no amendments have been made to the Borrower's Certificate of Incorporation as amended, and the Borrower's, by-laws, as amended, since prior to December 19, 1995 and further certifying the names and incumbency of officers, and the names and validity of signatures of such officers;

                          (vi) updated Certificates of Good Standing, as to the Borrower, from Secretaries of State of California and Delaware; and

                          (vii) a notice of borrowing from the Borrower, together with a completed schedule of payees and wiring instructions.

            (b) Upon the effectiveness of this Amendment, all representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.

            (c) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance to LaSalle and its counsel, and LaSalle and its counsel shall have received all information and copies of all documents which LaSalle and its counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

            (d) There shall be no action, suit or proceeding pending or threatened against the Borrower before any court (including any bankruptcy court), arbitrator or governmental or administrative body or agency which challenges or relates to the consummation of this Amendment or the other transactions contemplated herein.

            (e) LaSalle shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of LaSalle and its counsel to carry out the provisions and purposes of this Amendment.





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
            SECTION FOUR.  REPRESENTATIONS AND WARRANTIES.   The Borrower
hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to LaSalle that:

            (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

            (b) No consent of any Person (including, without limitation, stockholders or creditors of the Borrower, as the case may be) other than LaSalle, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

            (c) This Amendment has been duly executed and delivered on behalf of the Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

            (d) The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation, or (ii) result in or cause a violation by the Borrower of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which such Borrower is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of the Borrower, except in favor of LaSalle, to secure the Liabilities, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock provisions of the Borrower;

            (e)           No Event of Default has occurred and is continuing;

            (f) Since the date of LaSalle's receipt of the Borrower's financial statements for the period ended November 30, 1996, no change or event has occurred which has had or could reasonably be expected to have a Material Adverse Effect; and

            (g) The recitals contained in this Amendment are true and correct in all respects.

            SECTION FIVE.  GENERAL PROVISIONS.

            (a) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

            (b) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

            (c) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

            (d) This Amendment shall be governed and controlled by the laws of the State of Illinois without reference to its choice of law principles.

            IN WITNESS WHEREOF, the Borrower and LaSalle have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       LASALLE BUSINESS CREDIT, INC.

                                       /s/ Mary E. Nixon-Moore
                                       --------------------------------
                                       Name: Mary Ellen Nixon-Moore
                                       Title: Vice President

                                       CULVER CITY COMPOSITES
                                       CORPORATION, formerly known
                                       as AMT Sub, Inc.



                                       By: /s/ William A. Timmerman
                                          ----------------------------
                                       Name: Wm. Timmerman
                                       Title: Director





                                      -12-